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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

January 7, 2014 (January 1, 2014)
Date of Report
(Date of earliest event reported)
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LIN Media LLC
(Exact name of registrant as specified in its governing document)
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Delaware (State or other jurisdiction of incorporation or organization)	001-36032 (Commission File Number)	90-0935925 (I.R.S. Employer Identification No.)
LIN Television Corporation

(Exact name of registrant as specified in its governing document)
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Delaware (State or other jurisdiction of incorporation or organization)	000-25206 (Commission File Number)	13-3581627
(I.R.S. Employer Identification No.)

701 Brazos Street, Suite 800 Austin, Texas 78701 (Address of principal executive offices and zip code)
(512) 380-4400
(Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

□    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Elections of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)    Effective January 1, 2014, the Board of Directors of LIN Media LLC (the “Company”) appointed John A. Howell IV as Vice President Television. Mr. Howell was also appointed as Vice President Television of LIN Television Corporation (“LIN Television”), a wholly-owned subsidiary of the Company. Mr. Howell’s appointment was previously announced by the Company on September 27, 2013.

Mr. Howell, age 46, joined the Company in 2002 as President and General Manager of WPRI-TV in Providence, Rhode Island and was promoted to the position of Vice President Regional Television of LIN Television in 2012.

On January 6, 2014, the Company and LIN Television entered into an employment agreement with Mr. Howell to serve in the position of Vice President Television, effective January 1, 2014 (“Employment Agreement”).

The Employment Agreement provides that the employment term will continue unless terminated by Mr. Howell or the Company. Mr. Howell is entitled to a base salary in the amount of $350,000 and is also eligible to earn an annual bonus, consisting of a target discretionary performance bonus and a target budget-based objective performance bonus, of $175,000. The actual amount of the bonus is calculated as described in more detail in the Employment Agreement. Mr. Howell is eligible to participate in employee benefit plans and programs on a similar basis as other senior executives of the Company.

If Mr. Howell’s employment is terminated by the Company “without cause” or by Mr. Howell for “good reason”, as defined in the Employment Agreement, Mr. Howell is entitled to receive certain benefits. Generally, Mr. Howell will be entitled to receive as a severance payment an amount equal to his annual base salary plus a payment equal to the annual bonus he earned in the prior year and the Company will also continue to pay the employer’s portion of his health and dental insurance premiums for twelve months. In the event of a termination in connection with a change in control of the Company, Mr. Howell is entitled to receive a severance payment of two times the amount equal to his annual base salary and prior year’s bonus plus a continuation of health and welfare benefits for a period of twenty-four months.

The Employment Agreement also includes non-competition and non-solicitation provisions that are in effect during the term of the Employment Agreement and for one year thereafter.

The foregoing description of certain terms and conditions of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits.
(d)     Exhibits.

10.1	Amended and Restated Employment Agreement, dated January 6, 2014 and effective January 1, 2014, among LIN Media LLC, LIN Television Corporation and John A. Howell IV.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 7, 2014

LIN MEDIA LLC

By:	/s/ Nicholas N. Mohamed
Name:	Nicholas N. Mohamed
Title:	Vice President Controller

Date: January 7, 2014

LIN TELEVISION CORPORATION

By:	/s/ Nicholas N. Mohamed
Name:	Nicholas N. Mohamed
Title:	Vice President Controller